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                                                                   Exhibit 99(j)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 333-30765 of Morgan Stanley Fund of Funds, comprising the Domestic Portfolio and the International Portfolio, on Form N-1A of our report dated November 17, 2003, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
November 25, 2003